Exhibit 99.1

2 Batterymarch Park, Suite 301, Quincy, MA 02169

News Release

For Immediate Release April 26, 2022	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

QUINCY, Massachusetts, April 26, 2022 – Randolph Bancorp, Inc. (the “Company” or “Randolph”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced a net loss of $235,000, or $0.05 per basic share and diluted share, for the three months ended March 31, 2022 compared to net income of $786,000, or $0.17 per basic share and $0.16 per diluted share, for the three months ended December 31, 2021 and net income of $4.1 million, or $0.81 per basic share and $0.78 per diluted share, for the three months ended March 31, 2021. Excluding one-time events of $240,000 in severance expenses, $588,000 in merger expenses, and $290,000 for the reversal of a cease use liability, net income on a non-GAAP basis was $318,000, or $0.06 per diluted share, for the three months ended March 31, 2022. Excluding one-time events of $26,000 in severance expenses and $55,000 in loss on disposal of fixed assets, net income on a non-GAAP basis was $844,000, or $0.17 per diluted share, for the three months ended December 31, 2021. Excluding one-time charges of $109,000 in severance expenses, net income on a non-GAAP basis for the three months ended March 31, 2021 was $4.2 million, or $0.79 per diluted share.

At March 31, 2022, total assets were $770.3 million, compared to $803.3 million at December 31, 2021, a decrease of $33.0 million, or 4.1%. Total loans increased by $35.0 million, or 6.4%, to $584.8 million at March 31, 2022 from $549.8 million at December 31, 2021, and loans held for sale decreased by $22.1 million to $22.7 million at March 31, 2022 from $44.8 million at December 31, 2021. Cash and cash equivalents decreased by $44.4 million, or 38.4%, to $71.1 million at March 31, 2022, from $115.4 million as of December 31, 2021, as a result of decreases in brokered deposits and Federal Home Loan Bank of Boston (“FHLBB”) advances of $17.0 million and $5.0 million, respectively, in the quarter, dividends paid of $11.2 million, and net loan growth of $35.0 million, partially offset by a decrease in loans held for sale of $22.1 million. Compared to March 31, 2021, total assets grew $32.1 million, or 4.3%, from $738.2 million. The growth from the prior year period was driven by increases in total loans of $87.0 million, or 17.5%, and cash and cash equivalents of $16.1 million, or 29.3%, partially offset by a decrease in loans held for sale of $70.5 million, or 75.6%.

William M. Parent, President and Chief Executive Officer, stated, “In the first quarter, we saw many challenges in the mortgage banking environment, as the extent and pace of interest rate increases, and the slower winter season negatively impacted residential lending production and mortgage banking profitability. We are excited by the recently announced merger with Hometown Financial Group, Inc. and look forward to the anticipated closing of that transaction in the fourth quarter of 2022. I want to thank all of our employees who continue to contribute to the ongoing improvement of our company and their commitment to our customers.”

First Quarter Operating Results

Net interest income decreased by $427,000, or 7.5%, to $5.3 million for the three months ended March 31, 2022 from $5.7 million for the three months ended December 31, 2021. This decrease was primarily due to a 14.1% decrease in average balances of 1-4 family residential loans, as a result of declining loans held for sale and the full quarter impact of a $35.6 million sale from portfolio occurring late in the fourth quarter of 2021 and a $52,000 decline in accretion of fees earned from the Small Business Administration’s Paycheck Protection Program (“SBA PPP”) to $106,000 in the first quarter of 2022. The yield earned on interest-earning assets decreased by 28 basis points from the prior quarter due to the change in asset mix, while the rate paid on interest-bearing liabilities was unchanged from the prior quarter. Accordingly, the net interest margin decreased by 28 basis points, to 2.86% in the first quarter of 2022 from 3.14% in the fourth quarter of 2021.

Net interest income increased by $176,000, or 3.5%, to $5.3 million for the three months ended March 31, 2022, from $5.1 million in the same period in the prior year. Relative to the prior year quarter, the net interest margin decreased by 14 basis points to 2.86%, from 3.00%. The improvement in net interest income primarily reflects a decrease in the cost of interest-bearing liabilities of 19 basis points from the prior year quarter.

The Company recognized a provision for loan losses of $71,000 for the quarter ended March 31, 2022, driven by loan growth. The allowance for loan losses was 1.09%, 1.14% and 1.32% of total loans at March 31, 2022, December 31, 2021 and March 31, 2021, respectively, and was 237.2%, 239.7% and 79.0% of non-performing assets at March 31, 2022, December 31, 2021 and March 31, 2021, respectively.

Non-interest income decreased $2.3 million, or 51.7%, to $2.2 million for the quarter ended March 31, 2022 from $4.5 million in the quarter ended December 31, 2021, due to a decrease of $2.5 million in the net gain on loan origination and sale activities. Sold mortgages totaled $129.9 million in the first quarter of 2022, compared to $297.3 million in the fourth quarter of 2021. The first quarter of 2022 ended with a mortgage pipeline of $42.7 million, compared to a pipeline of $85.9 million at the end of the fourth quarter of 2021, and loans held for sale were $22.7 million as of March 31, 2022, compared to $44.8 million as of December 31, 2021. Decreasing sales volumes and declines in the fair value of loans held for sale, reflecting rising interest rates and seasonality, contributed to the erosion in the gain on loan origination and sale activities from the prior quarter. Mortgage servicing fees increased $91,000, or 35.4%, to $348,000 for the first quarter of 2022 from $257,000 in the fourth quarter of 2021 as a result of a release to the valuation allowance of mortgage loan servicing rights of $135,000 in the first quarter of 2022, compared to a release of $43,000 in the fourth quarter of 2021, as interest rates increased at an accelerated pace in the first quarter of 2022.

Non-interest income decreased $10.2 million, or 82.4%, to $2.2 million for the quarter ended March 31, 2022 from $12.4 million for the quarter ended March 31, 2021, principally due to a decrease of $9.7 million in the net gain on loan origination and sale activities. Sold mortgage loans totaled $129.9 million in the first quarter of 2022, compared to $503.3 million in the first quarter of 2021. The first quarter of 2022 ended with a mortgage pipeline of $42.7 million, compared to a pipeline of $239.5 million at the end of the first quarter of 2021. Mortgage servicing fees decreased $431,000 in the quarter ended March 31, 2022, relative to the prior year quarter, principally due to $315,000 in sub-servicer expenses incurred during the first quarter of 2022, as well as a decline in the release to the valuation allowance of mortgage loan servicing rights to $135,000 in the quarter ended March 31, 2022, compared to a release of $421,000 in the quarter ended March 31, 2021.

Non-interest expenses decreased $515,000, or 5.6%, in the quarter ended March 31, 2022 from $9.2 million in the quarter ended December 31, 2021. The decrease was due to a reduction in salaries and employee benefits expense of $930,000, or 15.3%, primarily attributed to lower commissions and incentives associated with lower residential loan production and by reductions in headcount related to the Company’s reduction in force initiative during the first quarter of 2022. Occupancy and equipment expenses decreased $348,000, or 48.8%, primarily due to the reversal of a cease use liability of $290,000 during the quarter. The decreases in salaries and employee benefits expenses and occupancy and equipment expenses were partially offset by severance expenses of $240,000 and increases to professional fees of $700,000, or 215.4%, as a result of $588,000 in merger expenses, in addition to seasonal increases in professional fees for annual reporting requirements.

Non-interest expenses decreased $3.2 million, or 27.2%, to $8.7 million in the quarter ended March 31, 2022 from $12.0 million in the quarter ended March 31, 2021. The decrease was principally due to a decrease in salaries and employee benefits of $3.3 million, primarily attributed to lower commissions and incentives associated with a normalization of

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

residential loan production and reduced headcount. The decreases in salaries and benefits expenses and occupancy and equipment expenses were partially offset by severance related costs $240,000 and merger expenses of $588,000 during the first quarter of 2022.

The income tax benefit was $1.1 million for the three months ended March 31, 2022, compared to an income tax expense of $330,000 for the three months ended December 31, 2021 and $1.7 million for the three months ended March 31, 2021. Non-qualified stock option exercises during the quarter contributed to the income tax benefit, in addition to the net loss generated during the quarter.

Balance Sheet

At March 31, 2022, total assets amounted to $770.3 million, compared to $803.3 million at December 31, 2021, a decrease of $33.0 million, or 4.1%. A $44.4 million decrease in cash and cash equivalents and a $22.1 million decrease in loans held for sale from the prior quarter were partially offset by a $35.0 million increase in net loans. The increase in net loans was primarily the result of a $35.4 million increase in 1-4 family residential loans from the prior quarter and a $1.8 million increase in commercial real estate loans, partially offset by decreases in construction and commercial and industrial loans. Deposits decreased by $13.5 million, or 2.1%, in the quarter, due to a $17.0 million decrease in brokered deposits, partially offset by an increase of $4.4 million in savings accounts and $2.2 million in money market accounts, as the Company managed its excess liquidity and the cost of its funding base.

Total assets at March 31, 2022 increased $32.1 million, or 4.3%, to $770.3 million from $738.2 million at March 31, 2021. Contributing to asset growth was an $87.6 million, or 17.7%, increase in net loans to $579.6 million at March 31, 2022 from $492.0 million at March 31, 2021. Cash and cash equivalents increased by $16.1 million, or 29.3%, to $71.1 million at March 31, 2022 from $55.0 million at March 31, 2021, principally due an increase of $64.4 million, or 11.5%, of deposits. Commercial real estate loans increased by $52.3 million, or 35.6%, as we focus on diversifying our loan mix. FHLBB advances decreased by $15.0 million to $45.0 million at March 31, 2022, from $60.0 million at March 31, 2021.

Total stockholders’ equity was $88.5 million at March 31, 2022 compared to $100.9 million at December 31, 2021. The decrease of $12.4 million reflects a net loss of $235,000, dividends of $11.2 million, a $1.8 million change in accumulated other comprehensive loss, net of taxes, as a result of the impact of increasing interest rates on available for sale securities, and share repurchases of $1.3 million, partially offset by proceeds from the exercise of options of $1.8 million and stock-based compensation of $284,000.

Total stockholders’ equity was $88.5 million at March 31, 2022 compared to $100.9 million at March 31, 2021. The decrease of $12.4 million relates mainly to dividends of $12.0 million, share repurchases of $7.0 million, and a change in accumulated other comprehensive loss, net of taxes, of $2.1 million, partially offset by net income over the past twelve months of $5.3 million, proceeds from the exercise of options of $2.0 million and stock-based compensation over the past twelve months of $1.2 million.

Proposed Transaction with Hometown Financial

On March 28, 2022, the Company and Hometown Financial Group, Inc. (“Hometown”) entered into an Agreement and Plan of Merger pursuant to which, through a series of transactions, Hometown will acquire the Company in a cash transaction for total consideration valued at approximately $146.5 million. Under the terms of the Agreement and Plan of Merger, Company shareholders will receive $27.00 for each share of Company common stock. The transaction is expected to close in the fourth quarter of 2022 and is subject to customary closing conditions, including approval by the shareholders of the Company and required regulatory approvals.

Additional information about the transaction can be found in the joint press release issued on March 28, 2022, which is available on the Company’s website at www.randolphbancorp.com.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (“SEC”). Hometown will also file relevant materials in connection with its proposed acquisition of the Company. Shareholders of the Company are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. A free copy of the proxy statement, as well as other filings containing information about the Company and Hometown, when they become available, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement may also be obtained, free of charge, from the Company’s website at www.RandolphBancorp.com under the “SEC Filings” tab or by directing a request to:

Lauren Messmore

Executive Vice President and CFO

Randolph Bancorp, Inc.

2 Batterymarch Park, Suite 301

Quincy, MA 02169

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the merger. Information about the Company’s directors and executive officers is set forth in the proxy statement for the Company’s 2021 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 9, 2021 and other relevant documents regarding the proposed merger to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

The information available through Randolph’s website is not and shall not be incorporated by reference into this or other filings that the Company makes with the SEC.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in Southern New Hampshire.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “assume”, “outlook”, “will”, “should”, and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, failure to obtain necessary regulatory approvals for the proposed transaction with Hometown; failure to obtain shareholder approvals or to satisfy any of the conditions to the proposed transaction with Hometown on a timely basis or at all or other delays in completing the merger; the reputational risks and the reaction of Randolph’s customers to the proposed transaction; ongoing disruptions due to the COVID-19 pandemic and the measures taken to contain its spread on the Company’s employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in the general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in consumer behavior due to changing political, business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in the SBA PPP and other pandemic-related legislative and regulatory initiatives and programs; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Reports on Form 10-Q as filed with the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, the efficiency ratio, profit percentage, tangible book value per share, non-interest income to total income and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Balance Sheet

(Dollars in thousands)

(Unaudited)

				% Change
	March 31,	December 31,	March 31,	Mar 2022 vs.	Mar 2022 vs.
	2022	2021	2021	Dec 2021	Mar 2021
Assets
Cash and cash equivalents	$71,072	$115,449	$54,950	(38.4)%	29.3%
Securities available for sale, at fair value	48,836	51,666	54,148	(5.5)%	(9.8)%
Loans held for sale, at fair value	22,698	44,766	93,176	(49.3)%	(75.6)%
Loans:
1-4 family residential	271,755	236,364	239,190	15.0%	13.6%
Home equity	58,501	57,295	49,073	2.1%	19.2%
Commercial real estate	199,255	197,423	146,930	0.9%	35.6%
Construction	32,544	33,961	29,975	(4.2)%	8.6%
Total real estate loans	562,055	525,043	465,168	7.0%	20.8%
Commercial and industrial	15,478	17,242	23,869	(10.2)%	(35.2)%
Consumer	7,267	7,552	8,724	(3.8)%	(16.7)%
Total loans	584,800	549,837	497,761	6.4%	17.5%
Allowance for loan losses	(6,357)	(6,289)	(6,563)	1.1%	(3.1)%
Net deferred loan costs and fees, and purchase premiums	1,148	1,073	785	7.0%	46.2%
Loans, net	579,591	544,621	491,983	6.4%	17.8%
Federal Home Loan Bank of Boston stock, at cost	2,734	2,940	3,576	(7.0)%	(23.5)%
Accrued interest receivable	1,434	1,500	1,501	(4.4)%	(4.5)%
Mortgage servicing rights, net	15,378	15,616	14,744	(1.5)%	4.3%
Premises and equipment, net	7,718	7,684	4,709	0.4%	63.9%
Bank-owned life insurance	8,824	8,784	8,662	0.5%	1.9%
Foreclosed real estate, net	-	-	132	-%	(100.0)%
Other assets	11,999	10,252	10,607	17.0%	13.1%
Total assets	$770,284	$803,278	$738,188	(4.1)%	4.3%

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$142,793	$145,666	$118,623	(2.0)%	20.4%
Savings accounts	196,145	191,712	192,712	2.3%	1.8%
NOW accounts	53,329	53,996	62,772	(1.2)%	(15.0)%
Money market accounts	92,769	90,544	78,236	2.5%	18.6%
Term certificates	106,515	106,112	75,690	0.4%	40.7%
Interest bearing brokered	33,128	50,117	32,225	(33.9)%	2.8%
Total deposits	624,679	638,147	560,258	(2.1)%	11.5%
Federal Home Loan Bank of Boston advances	45,000	50,000	60,024	(10.0)%	(25.0)%
Mortgagors' escrow accounts	2,773	2,128	1,924	30.3%	44.1%
Post-employment benefit obligations	2,064	2,222	2,235	(7.1)%	(7.7)%
Other liabilities	7,290	9,878	12,888	(26.2)%	(43.4)%
Total liabilities	681,806	702,375	637,329	(2.9)%	7.0%
Stockholders' Equity:
Common stock	52	50	53	4.0%	(1.9)%
Additional paid-in capital	44,904	44,078	48,613	1.9%	(7.6)%
Retained earnings	49,042	60,524	55,801	(19.0)%	(12.1)%
ESOP-Unearned compensation	(3,521)	(3,568)	(3,709)	(1.3)%	(5.1)%
Accumulated other comprehensive income (loss), net of tax	(1,999)	(181)	101	1004.4%	(2079.2)%
Total stockholders' equity	88,478	100,903	100,859	(12.3)%	(12.3)%
Total liabilities and stockholders' equity	$770,284	$803,278	$738,188	(4.1)%	4.3%

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Balance Sheet Trend

(Dollars in thousands)

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Assets
Cash and cash equivalents	$71,072	$115,449	$12,876	$34,876	$54,950
Securities available for sale, at fair value	48,836	51,666	51,725	50,212	54,148
Loans held for sale, at fair value	22,698	44,766	75,400	74,277	93,176
Loans:
1-4 family residential	271,755	236,364	265,561	263,992	239,190
Home equity	58,501	57,295	56,124	50,555	49,073
Commercial real estate	199,255	197,423	185,100	167,691	146,930
Construction	32,544	33,961	34,479	29,140	29,975
Total real estate loans	562,055	525,043	541,264	511,378	465,168
Commercial and industrial	15,478	17,242	19,896	25,826	23,869
Consumer	7,267	7,552	8,860	9,194	8,724
Total loans	584,800	549,837	570,020	546,398	497,761
Allowance for loan losses	(6,357)	(6,289)	(6,432)	(6,523)	(6,563)
Net deferred loan costs and fees, and purchase premiums	1,148	1,073	1,031	785	785
Loans, net	579,591	544,621	564,619	540,660	491,983
Federal Home Loan Bank of Boston stock, at cost	2,734	2,940	3,239	2,855	3,576
Accrued interest receivable	1,434	1,500	1,763	1,523	1,501
Mortgage servicing rights, net	15,378	15,616	15,402	15,375	14,744
Premises and equipment, net	7,718	7,684	6,462	5,115	4,709
Bank-owned life insurance	8,824	8,784	8,744	8,703	8,662
Foreclosed real estate, net	-	-	-	-	132
Other assets	11,999	10,252	10,867	10,546	10,607
Total assets	$770,284	$803,278	$751,097	$744,142	$738,188

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$142,793	$145,666	$134,058	$124,683	$118,623
Savings accounts	196,145	191,712	188,346	190,584	192,712
NOW accounts	53,329	53,996	53,804	51,059	62,772
Money market accounts	92,769	90,544	73,562	73,967	78,236
Term certificates	106,515	106,112	73,519	74,631	75,690
Interest bearing brokered	33,128	50,117	50,116	57,059	32,225
Total deposits	624,679	638,147	573,405	571,983	560,258
Federal Home Loan Bank of Boston advances	45,000	50,000	62,900	50,016	60,024
Mortgagors' escrow accounts	2,773	2,128	1,905	1,783	1,924
Post-employment benefit obligations	2,064	2,222	2,182	2,226	2,235
Other liabilities	7,290	9,878	10,108	17,424	12,888
Total liabilities	681,806	702,375	650,500	643,432	637,329
Stockholders' Equity:
Common stock	52	50	50	52	53
Additional paid-in capital	44,904	44,078	43,574	46,740	48,613
Retained earnings	49,042	60,524	60,504	57,378	55,801
ESOP-Unearned compensation	(3,521)	(3,568)	(3,615)	(3,662)	(3,709)
Accumulated other comprehensive income (loss), net of tax	(1,999)	(181)	84	202	101
Total stockholders' equity	88,478	100,903	100,597	100,710	100,859
Total liabilities and stockholders' equity	$770,284	$803,278	$751,097	$744,142	$738,188

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended			% Change
	March 31,	December 31,	March 31,	Mar 2022 vs.	Mar 2022 vs.
	2022	2021	2021	Dec 2021	Mar 2021
Interest and dividend income:
Loans	$5,467	$5,923	$5,508	(7.7)%	(0.7)%
Securities-taxable	216	217	240	(0.5)%	(10.0)%
Securities-tax exempt	4	4	6	0.0%	(33.3)%
Interest-bearing deposits and certificates of deposit	42	13	7	223.1%	500.0%
Total interest and dividend income	5,729	6,157	5,761	(7.0)%	(0.6)%

Interest expense:
Deposits	315	308	438	2.3%	(28.1)%
Borrowings	147	155	232	(5.2)%	(36.6)%
Total interest expense	462	463	670	(0.2)%	(31.0)%

Net interest income	5,267	5,694	5,091	(7.5)%	3.5%
Provision (credit) for loan losses	71	(108)	(213)	(165.7)%	(133.3)%
Net interest income after provision (credit) for loan losses	5,196	5,802	5,304	(10.4)%	(2.0)%

Non-interest income:
Customer service fees	365	422	367	(13.5)%	(0.5)%
Gain on loan origination and sale activities, net	1,264	3,723	10,993	(66.0)%	(88.5)%
Mortgage servicing fees, net	348	257	779	35.4%	(55.3)%
Increase in cash surrender value of life insurance	40	41	40	(2.4)%	0.0%
Other	175	92	244	90.2%	(28.3)%
Total non-interest income	2,192	4,535	12,423	(51.7)%	(82.4)%
Non-interest expenses:
Salaries and employee benefits	5,154	6,084	8,437	(15.3)%	(38.9)%
Occupancy and equipment	365	713	744	(48.8)%	(50.9)%
Data processing	345	237	263	45.6%	31.2%
Professional fees	1,025	325	561	215.4%	82.7%
Marketing	157	245	170	(35.9)%	(7.6)%
FDIC insurance	58	55	54	5.5%	7.4%
Other non-interest expenses	1,602	1,562	1,722	2.6%	(7.0)%
Total non-interest expenses	8,706	9,221	11,951	(5.6)%	(27.2)%
Income (loss) before income taxes	(1,318)	1,116	5,776	(218.1)%	(122.8)%
Income tax expense (benefit)	(1,083)	330	1,664	(428.2)%	(165.1)%
Net income (loss)	$(235)	$786	$4,112	(129.9)%	(105.7)%

Net income (loss) per share:
Basic	$(0.05)	$0.17	$0.81
Diluted	$(0.05)	$0.16	$0.78

Weighted average shares outstanding:
Basic	4,815,325	4,743,833	5,056,165
Diluted	5,014,538	4,993,750	5,254,907

Dividends declared per share	$2.15	$0.15	$-

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Statements of Operations Trend

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Interest and dividend income:
Loans	$5,467	$5,923	$6,226	$5,505	$5,508
Securities-taxable	216	217	219	223	240
Securities-tax exempt	4	4	4	6	6
Interest-bearing deposits and certificates of deposit	42	13	4	8	7
Total interest and dividend income	5,729	6,157	6,453	5,742	5,761

Interest expense:
Deposits	315	308	299	345	438
Borrowings	147	155	178	198	232
Total interest expense	462	463	477	543	670

Net interest income	5,267	5,694	5,976	5,199	5,091
Provision (credit) for loan losses	71	(108)	(90)	(27)	(213)
Net interest income after provision (credit) for loan losses	5,196	5,802	6,066	5,226	5,304

Non-interest income:
Customer service fees	365	422	410	419	367
Gain on loan origination and sale activities, net	1,264	3,723	7,229	5,740	10,993
Mortgage servicing fees, net	348	257	274	381	779
Increase in cash surrender value of life insurance	40	41	41	41	40
Other	175	92	195	235	244
Total non-interest income	2,192	4,535	8,149	6,816	12,423
Non-interest expenses:
Salaries and employee benefits	5,154	6,084	6,381	7,310	8,437
Occupancy and equipment	365	713	714	621	744
Data processing	345	237	367	301	263
Professional fees	1,025	325	490	323	561
Marketing	157	245	134	200	170
FDIC insurance	58	55	54	54	54
Other non-interest expenses	1,602	1,562	1,719	1,818	1,722
Total non-interest expenses	8,706	9,221	9,859	10,627	11,951
Income (loss) before income taxes	(1,318)	1,116	4,356	1,415	5,776
Income tax expense (benefit)	(1,083)	330	1,230	(162)	1,664
Net income (loss)	$(235)	$786	$3,126	$1,577	$4,112

Net income (loss) per share:
Basic	$(0.05)	$0.17	$0.64	$0.32	$0.81
Diluted	$(0.05)	$0.16	$0.62	$0.31	$0.78

Weighted average shares outstanding:
Basic	4,815,325	4,743,833	4,869,155	4,921,182	5,056,165
Diluted	5,014,538	4,993,750	5,074,676	5,135,582	5,254,907

Dividends declared per share	$2.15	$0.15	$-	$-	$-

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate (7)	Balance	Paid	Rate (7)	Balance	Paid	Rate (7)
Interest-earning assets:
Loans:
1-4 family residential (1)	$274,883	$2,400	3.54%	$319,855	$2,790	3.46%	$336,805	$2,974	3.58%
Home equity	57,046	470	3.34%	57,183	480	3.33%	48,383	433	3.63%
Commercial real estate	197,330	1,921	3.95%	186,943	1,880	3.99%	146,683	1,406	3.89%
Construction	32,734	296	3.67%	34,246	331	3.83%	30,350	295	3.94%
Total real estate loans	561,993	5,087	3.67%	598,227	5,481	3.63%	562,221	5,108	3.68%
Commercial and industrial	16,631	277	6.75%	18,311	331	7.17%	21,860	274	5.08%
Consumer	7,617	103	5.48%	8,313	111	5.30%	9,940	126	5.14%
Total loans	586,241	5,467	3.78%	624,851	5,923	3.76%	594,021	5,508	3.76%
Investment securities(2) (3)	52,930	221	1.69%	54,314	222	1.62%	57,818	247	1.73%
Interest-earning deposits	107,866	42	0.16%	41,161	13	0.13%	35,492	7	0.08%
Total interest-earning assets	747,037	5,730	3.11%	720,326	6,158	3.39%	687,331	5,762	3.40%
Noninterest-earning assets	41,939			43,478			42,045
Total assets	$788,976			$763,804			$729,376
Interest-bearing liabilities:
Savings accounts	194,120	72	0.15%	191,464	72	0.15%	190,313	98	0.21%
NOW accounts	62,039	43	0.28%	62,838	29	0.18%	69,511	48	0.28%
Money market accounts	93,174	36	0.16%	77,140	36	0.19%	75,994	54	0.29%
Term certificates	143,320	164	0.46%	135,406	171	0.50%	96,978	238	1.00%
Total interest-bearing deposits	492,653	315	0.26%	466,848	308	0.26%	432,796	438	0.41%
FHLBB and FRB advances	48,333	147	1.23%	53,592	155	1.15%	70,857	232	1.33%
Total interest-bearing liabilities	540,986	462	0.35%	520,440	463	0.35%	503,653	670	0.54%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	140,454			127,486			106,929
Other noninterest-bearing liabilities	11,559			13,305			15,375
Total liabilities	692,999			661,231			625,957
Total stockholders' equity	95,977			102,573			103,419
Total liabilities and stockholders' equity	$788,976			$763,804			$729,376
Net interest income		$5,268			$5,695			$5,092
Interest rate spread(4)			2.76%			3.04%			2.86%
Net interest-earning assets(5)	$206,051			$199,886			$183,678
Net interest margin(6)			2.86%			3.14%			3.00%
Cost of deposits (8)			0.20%			0.21%			0.33%
Cost of funds (9)			0.27%			0.28%			0.45%
Ratio of interest-earning assets to interest-bearing liabilities	138.09%			138.41%			136.47%
(1) Includes nonaccruing loan balances and interest received on such loans, in addition to loans held for sale.

(2) Includes carrying value of securities classified as available-for-sale and FHLBB stock.

(3) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $1,000, $1,000 and $1,000 for the three months ended March 31, 2022, December 31, 2021, and March 31, 2021, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

(7) During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

(8) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.

(9) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances Trend

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Interest-earning assets:
Loans:
1-4 family residential	$274,883	$319,855	$345,576	$319,087	$336,805
Home equity	57,046	57,183	53,345	49,789	48,383
Commercial real estate	197,330	186,943	174,319	159,423	146,683
Construction	32,734	34,246	32,690	29,902	30,350
Total real estate loans	561,993	598,227	605,930	558,201	562,221
Commercial and industrial	16,631	18,311	22,693	25,497	21,860
Consumer	7,617	8,313	12,820	9,052	9,940
Total loans	586,241	624,851	641,443	592,750	594,021
Investment securities	52,930	54,314	54,229	55,376	57,818
Interest-earning deposits	107,866	41,161	11,002	43,888	35,492
Total interest-earning assets	747,037	720,326	706,674	692,014	687,331
Non-interest earning assets	41,939	43,478	44,614	40,257	42,045
Total assets	$788,976	$763,804	$751,288	$732,271	$729,376

Interest-bearing liabilities:
Savings accounts	$194,120	$191,464	$189,254	$192,434	$190,313
NOW accounts	62,039	62,838	61,951	69,730	69,511
Money market accounts	93,174	77,140	73,662	72,469	75,994
Term certificates	143,320	135,406	113,787	104,604	96,978
Total interest-bearing deposits	492,653	466,848	438,654	439,237	432,796
FHLBB and FRB advances	48,333	53,592	64,047	51,502	70,857
Total interest-bearing liabilities	540,986	520,440	502,701	490,739	503,653
Noninterest-bearing liabilities:
Noninterest-bearing deposits	140,454	127,486	126,165	124,656	106,929
Other noninterest-bearing liabilities	11,559	13,305	19,021	13,606	15,375
Total liabilities	692,999	661,231	647,887	629,001	625,957
Total stockholders' equity	95,977	102,573	103,401	103,270	103,419
Total liabilities and stockholders' equity	$788,976	$763,804	$751,288	$732,271	$729,376

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Interest Earned and Paid Trend

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Interest-earning assets:
Loans:
1-4 family residential	$2,400	$2,790	$3,021	$2,763	$2,974
Home equity	470	480	475	412	433
Commercial real estate	1,921	1,880	1,809	1,666	1,406
Construction	296	331	310	289	295
Total real estate loans	5,087	5,481	5,615	5,130	5,108
Commercial and industrial	277	331	493	266	274
Consumer	103	111	118	109	126
Total loans	5,467	5,923	6,226	5,505	5,508
Investment securities	221	222	224	230	247
Interest-earning deposits	42	13	4	8	7
Total interest-earning assets	5,730	6,158	6,454	5,743	5,762

Interest-bearing liabilities:
Savings accounts	$72	$72	$76	$89	$98
NOW accounts	43	29	23	38	48
Money market accounts	36	36	41	43	54
Term certificates	164	171	159	175	238
Total interest-bearing deposits	315	308	299	345	438
FHLBB and FRB advances	147	155	178	198	232
Total interest-bearing liabilities	462	463	477	543	670

Net interest income	5,268	5,695	5,977	5,200	5,092

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Yield Trend(1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Interest-earning assets:
Loans:
1-4 family residential	3.54%	3.46%	3.47%	3.47%	3.58%
Home equity	3.34%	3.33%	3.53%	3.32%	3.63%
Commercial real estate	3.95%	3.99%	4.12%	4.19%	3.89%
Construction	3.67%	3.83%	3.76%	3.88%	3.94%
Total real estate loans	3.67%	3.63%	3.68%	3.69%	3.68%
Commercial and industrial	6.75%	7.17%	8.62%	4.18%	5.08%
Consumer	5.48%	5.30%	3.65%	4.83%	5.14%
Total loans	3.78%	3.76%	3.85%	3.73%	3.76%
Investment securities	1.69%	1.62%	1.64%	1.67%	1.73%
Interest-earning deposits	0.16%	0.13%	0.14%	0.07%	0.08%
Total interest-earning assets	3.11%	3.39%	3.62%	3.33%	3.40%

Interest-bearing liabilities:
Savings accounts	0.15%	0.15%	0.16%	0.19%	0.21%
NOW accounts	0.28%	0.18%	0.15%	0.22%	0.28%
Money market accounts	0.16%	0.19%	0.22%	0.24%	0.29%
Term certificates	0.46%	0.50%	0.55%	0.67%	1.00%
Total interest-bearing deposits	0.26%	0.26%	0.27%	0.32%	0.41%
FHLBB and FRB advances	1.23%	1.15%	1.10%	1.54%	1.33%
Total interest-bearing liabilities	0.35%	0.35%	0.38%	0.44%	0.54%

Interest rate spread	2.76%	3.04%	3.24%	2.89%	2.86%
Net interest rate margin	2.86%	3.14%	3.36%	3.01%	3.00%
Cost of deposits	0.20%	0.21%	0.21%	0.25%	0.33%
Cost of funds	0.27%	0.28%	0.30%	0.35%	0.45%
Ratio of interest-earning assets to interest-bearing liabilities	138.09%	138.41%	140.58%	141.01%	136.47%
(1)

During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2022 vs. December 31, 2021
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans:
1-4 family residential	$(338)	$(52)	(390)
Home equity	3	(13)	(10)
Commercial real estate	68	(27)	41
Construction	(12)	(23)	(35)
Total real estate loans	(279)	(115)	(394)
Commercial and industrial	(27)	(27)	(54)
Consumer	(7)	(1)	(8)
Total loans	(313)	(143)	(456)
Investment securities	(4)	3	(1)
Interest-earning deposits	17	12	29
Total interest-earning assets	(300)	(128)	(428)
Interest-bearing liabilities:
Savings accounts	-	-	-
NOW accounts	-	14	14
Money market accounts	6	(6)	-
Term certificates	8	(15)	(7)
Total interest-bearing deposits	14	(7)	7
FHLBB and FRB advances	(12)	4	(8)
Total interest-bearing liabilities	2	(3)	(1)
Change in net interest income	$(302)	$(125)	$(427)

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2022 vs. 2021
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans:
1-4 family residential	$(488)	$(86)	(574)
Home equity	77	(40)	37
Commercial real estate	447	68	515
Construction	21	(20)	1
Total real estate loans	57	(78)	(21)
Commercial and industrial	(60)	63	3
Consumer	(28)	5	(23)
Total loans	(31)	(10)	(41)
Investment securities	(17)	(9)	(26)
Interest-earning deposits	5	30	35
Total interest-earning assets	(43)	11	(32)
Interest-bearing liabilities:
Savings accounts	2	(28)	(26)
NOW accounts	(4)	(1)	(5)
Money market accounts	10	(28)	(18)
Term certificates	86	(160)	(74)
Total interest-bearing deposits	94	(217)	(123)
FHLBB and FRB advances	(66)	(19)	(85)
Total interest-bearing liabilities	28	(236)	(208)
Change in net interest income	$(71)	$247	$176

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Quarterly Trend in Mortgage Banking Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Gain on loan origination and sale activities, net
Gain on sale of mortgages and realized gain from derivative financial instruments, net	$3,093	$4,818	$6,339	$6,545	$15,876
Net change in fair value of loans held for sale and portfolio loans accounted for at fair value	(1,559)	(1,360)	549	1,091	(3,816)
Capitalized residential mortgage loan servicing rights	377	942	783	1,476	2,797
Net change in fair value of derivative loan commitments and forward loan sale commitments	(647)	(677)	(442)	(3,372)	(3,864)
Gain on loan origination and sales activities, net	$1,264	$3,723	$7,229	$5,740	$10,993

Mortgage servicing fees, net
Residential mortgage loan servicing fees	$1,277	$1,355	$1,282	$1,205	$1,170
Amortization of residential mortgage loan servicing rights	(749)	(831)	(795)	(759)	(812)
Release (provision) to the valuation allowance of mortgage loan servicing rights	135	43	39	(65)	421
Sub-servicer expenses (1)	(315)	(310)	(252)	-	-
Mortgage servicing fees, net	$348	$257	$274	$381	$779
Total gain on loan origination and sales activities and mortgage servicing fees	$1,612	$3,980	$7,503	$6,121	$11,772

Principal balance of loans originated for sale	$110,371	$222,644	$260,519	$309,033	$487,675
Principal balance of loans sold	$129,858	$297,316	$260,473	$342,762	$503,285
Ending notional amount of derivative loan commitments	$42,678	$85,887	$158,085	$139,748	$239,509
Loans held for sale, at fair value	$22,698	$44,766	$75,400	$74,277	$93,176
Margin on loans sold (2)	2.67%	1.94%	2.73%	2.34%	3.71%
(1)

Sub-servicer expenses were first incurred during the three months ended September 30, 2021, due to a conversion of the Company’s mortgage loan servicing activities. Previously, all expenses related to servicing mortgage loans serviced for others were included in non-interest expenses.

(2)

Margin on loans sold is calculated as the sum of the gain on sale of mortgages and realized gain from derivative financial instruments, net, plus capitalized residential mortgage loan servicing rights divided by the principal balance of loans sold.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended March 31, 2022
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$5,011	$256	$5,267
Provision for loan losses	71	-	71
Net interest income after provision for loan losses	4,940	256	5,196

Non-interest income:
Customer service fees	355	10	365
Gain on loan origination and sale activities, net (1)	-	1,991	1,991
Mortgage servicing fees, net	(205)	553	348
Other	99	116	215
Total non-interest income	249	2,670	2,919

Non-interest expenses:
Salaries and employee benefits	1,935	3,219	5,154
Occupancy and equipment	512	(147)	365
Other non-interest expenses(2)	1,911	1,276	3,187
Total non-interest expenses	4,358	4,348	8,706

Income (loss) before income taxes and elimination of inter-segment profit	$831	$(1,422)	(591)

Elimination of inter-segment profit			(727)
Income (loss) before income taxes			(1,318)

Income tax expense (benefit)			(1,083)
Net income (loss)			$(235)

(1)	Before elimination of inter-segment profit.
(2)	Other non-interest expenses include merger expenses of $588,000. The full amount was allocated to Envision Bank.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended December 31, 2021
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,916	$778	$5,694
Provision (credit) for loan losses	(108)	-	(108)
Net interest income after provision (credit) for loan losses	5,024	778	5,802

Non-interest income:
Customer service fees	413	9	422
Gain on loan origination and sale activities, net (1)	-	4,190	4,190
Mortgage servicing fees, net	(213)	470	257
Other	16	117	133
Total non-interest income	216	4,786	5,002

Non-interest expenses:
Salaries and employee benefits	1,741	4,343	6,084
Occupancy and equipment	500	213	713
Other non-interest expenses	1,038	1,386	2,424
Total non-interest expenses	3,279	5,942	9,221

Income (loss) before income taxes and elimination of inter-segment profit	$1,961	$(378)	1,583

Elimination of inter-segment profit			(467)
Income before income taxes			1,116

Income tax expense			330
Net income			$786
(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended March 31, 2021
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,201	$890	$5,091
Provision (credit) for loan losses	(213)	-	(213)
Net interest income after provision for loan losses	4,414	890	5,304

Non-interest income:
Customer service fees	340	27	367
Gain on loan origination and sale activities, net (1)	-	11,674	11,674
Mortgage servicing fees, net	(94)	873	779
Other	151	133	284
Total non-interest income	397	12,707	13,104

Non-interest expenses:
Salaries and employee benefits	1,802	6,635	8,437
Occupancy and equipment	443	301	744
Other non-interest expenses	1,087	1,683	2,770
Total non-interest expenses	3,332	8,619	11,951

Income before income taxes and elimination of inter-segment profit	$1,479	$4,978	6,457

Elimination of inter-segment profit			(681)
Income before income taxes			5,776

Income tax expense			1,664
Net income			$4,112
(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share amounts)

Unaudited

		Quarter Ended
		March 31, 2022
Adjustments	Income Statement Section	Income (Loss) Before Taxes	Provision (Credit) for Income Taxes	Net Income (Loss)	Earnings (Loss) per Share (diluted)
GAAP basis		$(1,318)	$(1,083)	$(235)	$(0.05)
Merger expenses(1)	Non-interest expense	588	-	588	0.12
Reversal of cease use liability	Non-interest expense	(290)	(89)	(201)	(0.04)
Severance expenses	Non-interest expense	240	74	166	0.03
Non-GAAP basis		$(780)	$(1,098)	$318	$0.06

		Quarter Ended
		December 31, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$1,116	$330	$786	$0.16
Loss on disposal of fixed assets	Non-interest income	55	16	39	0.01
Accrued severance expenses	Non-interest expense	26	7	19	-
Non-GAAP basis		$1,197	$353	$844	$0.17

		Quarter Ended
		September 30, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$4,356	$1,230	$3,126	$0.62
Accrued severance expenses	Non-interest expense	139	40	99	0.02
Other outsourcing expenses	Non-interest expense	190	54	136	0.03
Non-GAAP basis		$4,685	$1,324	$3,361	$0.67

		Quarter Ended
		June 30, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision (Credit) for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$1,415	$(162)	$1,577	$0.31
Loss on disposal of fixed assets	Non-interest income	29	8	21	-
Accrued severance expenses	Non-interest expense	145	41	104	0.02
Other outsourcing expenses	Non-interest expense	71	20	51	0.01
Non-GAAP basis		$1,660	$(93)	$1,753	$0.34

		Quarter Ended
		March 31, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$5,776	$1,664	$4,112	$0.78
Accrued severance expenses	Non-interest expense	109	31	78	0.01
Non-GAAP basis		$5,885	$1,695	$4,190	$0.79

(1)	Merger expenses are not tax-deductible and therefore no provision for income taxes is calculated in the table.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Return on average assets: (1, 5)
GAAP	(0.12%)	0.41%	1.66%	0.86%	2.26%
Non-GAAP (2)	0.16%	0.44%	1.79%	0.96%	2.30%

Return on average equity: (1, 6)
GAAP	(0.98%)	3.07%	12.09%	6.11%	15.90%
Non-GAAP (2)	1.33%	3.29%	13.00%	6.79%	16.21%

Net interest margin (10)	2.86%	3.14%	3.36%	3.01%	3.00%

Non-interest income to total income:
GAAP	29.39%	44.33%	57.69%	56.73%	70.93%
Non-GAAP (2)	29.39%	44.63%	57.69%	56.83%	70.93%

Profit percentage (9)
GAAP	(16.72%)	9.85%	30.20%	11.55%	31.76%
Non-GAAP (2)	(9.51%)	10.59%	32.53%	13.56%	32.39%

Efficiency ratio: (7)
GAAP	116.72%	90.15%	69.80%	88.45%	68.24%
Non-GAAP (2)	109.51%	89.41%	67.47%	86.44%	67.61%

Tier 1 capital to average assets (3)	11.47%	13.23%	13.38%	13.72%	13.81%

Non-performing assets as a percentage of total assets (4)	0.37%	0.33%	0.20%	0.86%	1.14%

Allowance for loan losses as a percentage of total loans (4)	1.09%	1.14%	1.13%	1.19%	1.32%
Allowance for loan losses as a percentage of total loans, excluding SBA PPP Loans (4)	1.09%	1.15%	1.14%	1.22%	1.36%

Allowance for loan losses as a percentage of non-performing assets	237.17%	239.67%	427.66%	101.89%	78.99%
Allowance for loan losses as a percentage of non-performing loans	237.17%	239.67%	427.66%	101.89%	77.75%

Tangible book value per share (8)	$17.07	$19.73	$19.71	$19.16	$18.80
Outstanding shares	5,180,670	5,113,825	5,103,619	5,254,522	5,364,240
(1)	Annualized for quarterly periods presented.
(2)	See page 20 – Reconciliation of GAAP to Non-GAAP Net Income.
(3)	Average assets calculated on a quarterly basis for all periods presented.
(4)	Total loans exclude loans held for sale.
(5)	This non-GAAP measure represents net income divided by average total assets.
(6)	This non-GAAP measure represents net income divided by average stockholders’ equity.
(7)	This non-GAAP measure represents total non-interest expenses divided by net interest income and non-interest income.
(8)

This non-GAAP measure represents total stockholders’ equity, minus intangible assets of $22,000, $24,000, $26,000, $28,000, and $31,000 at March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021, and March 31, 2021, respectively, divided by outstanding shares at period end.

(9)	This non-GAAP measure represents net interest income plus noninterest income less non-interest expense divided by net interest income plus non-interest income.
(10)

During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com